UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
ROCKIES REGION PRIVATE LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51959	20-3890540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)
Registrant’s telephone number, including area code: (303) 860-5800
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
     On June 15, 2011, at a special meeting of the limited partners of Rockies Region Private Limited Partnership (the “Partnership”) other than Petroleum Development Corporation, a Nevada corporation and managing general partner of the Partnership (“PDC”), and its affiliates (the “Investors”), the Investors voted to adopt an amendment to the Partnership’s limited partnership agreement granting the Investors an express right to vote to approve merger transactions (the “Amendment”). The Partnership subsequently amended its Partnership Agreement in accordance with the Amendment. The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information disclosed in Item 3.03 is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     At a special meeting held on June 15, 2011, the Investors voted to adopt the Amendment. The number of limited partnership units held by Investors voted in favor of the Amendment was 1,069.4 or approximately 60% of the limited partnership units outstanding and entitled to vote as of the record date.
     As previously disclosed, the Partnership entered into an Agreement and Plan of Merger, dated as of November 16, 2010 (the “Merger Agreement”), by and among the Partnership, PDC and DP 2004 Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PDC (the “Merger Sub”). At a special meeting held on June 15, 2011, the Investors also voted to adopt and approve of the Merger Agreement. The number of limited partnership units held by Investors voted in favor of the Merger Agreement was 1,050.5 or approximately 59% of the limited partnership units outstanding and entitled to vote as of the record date. Under the terms of the Merger Agreement, as modified by the PDC letter dated February 28, 2011, pending completion of certain customary closing conditions, each outstanding limited partnership unit of the Partnership held by Investors (other than limited partnership units held by Investors who properly exercise appraisal rights under West Virginia law) will be automatically converted into the right to receive cash in an amount equal to $8,182 per limited partnership unit, plus the sum of the amounts withheld from per unit cash distributions by the partnership from October 1, 2010 through February 28, 2011 for the partnership’s well refracturing plan, less the sum of the per unit cash distributions made after February 28, 2011 and before the closing date of the merger (proportionally adjusted for partial limited partnership units).
     The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on November 22, 2010.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description

3.1	Amendment to Limited Partnership Agreement, dated June 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKIES REGION PRIVATE LIMITED PARTNERSHIP

	By:	PETROLEUM DEVELOPMENT CORPORATION, its Managing General Partner

Date: June 20, 2011	By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Amendment to Limited Partnership Agreement, dated June 15, 2011.